Exhibit 10.22

OFFICE LEASE AGREEMENT

Magdalene Center

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of the Effective Date (as defined in Section 33) by and between Magdalene Center of Tampa, LLC, a Florida limited liability company (“Landlord”) and Tenant.

SUMMARY OF KEY TERMS AND DEFINITIONS

“Tenant”	Health Plan Intermediaries, LLC A Florida (State) ☐corporation / ☐partnership / ☒limited liability company / ☐limited partnership / ☐sole proprietorship / ☐_____________ (select one)

“Tenant’s Address”	218 E. Bearss Avenue Suite 325, Tampa, FL 33613

“Guarantor”	N/A

“Project”	Magdalene Center, located at 15436 & 15438 N. Florida Ave., Tampa, Florida 33613 containing approximately 40.725 square feet

“Premises”
Suite 201-N of the Project, as more particularly identified on the Site Plan of the Project attached hereto as Exhibit “A” and containing approximately 6,462 rentable square feet of office space, and representing 15.87% of the Project (“Pro Rata Share”).

“Lease Term”	Forty two (42) month(s)

“Commencement Date”	January 1, 2012	With permission from the Landlord. Tenant may take occupancy of the Leased Premises prior to the Commencement Date. In the event Tenant takes such early occupancy, all terms and conditions of this Lease shall be in effect with the exception of rent, which shall begin on the Commencement Date regardless of the date of occupancy.

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“Expiration Date”	June 30, 2015 unless the Lease Term is sooner terminated as provided herein.

“Base Monthly Rent”	01/01/2012 – 03/31/2012	$5,971.25
	04/01/2012 – 06/30/2012	$7,516.06
	07/01/2012 – 06/30/2013	$8,885.25
	07/01/2013 – 6/30/2014	$9,240.66
	07/01/2014 – 06/30/2015	$9,610.29

“Sales Tax”	Tenant shall pay state sales tax, if applicable, which is currently 7%

“Utilities”	Electric at the premises is the responsibility to the Tenant

“Free Rent”	No rent shall be due for the period of 07/01/2012 – 07/31/2012

“Security Deposit”	$5,134.00

“Tenant’s Permitted Use”	Administrative office purposes under the trade name “Health Insurance Innovations”

“Work Letter Agreement”	See Exhibit “B” attached hereto

“Lease Year”
Every twelve month period commencing with the Commencement Date or, if the Commencement Date falls on a day other than the first day of a calendar month, every twelve month period commencing with the first day of the calendar month following the Commencement Date.

“Normal Business Hours”
8:00 a.m. to 6:00 p.m., Monday through Friday, except recognized State of Florida and Federal Holidays (which holidays include, without limitation, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day) (a “Holiday”)

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“Landlord’s Address”	Magdalene Center of Tampa, LLC c/o Om Ventures Realty, 4008 N. Florida Ave. Tampa FL 33603

“Parking Spaces”
26 non-exclusive vehicular parking spaces of which Tenant has elected exclusive right to 3 of the allotted parking spaces for the duration of the Lease Term.  Landlord grants to Tenant the exclusive right to use covered parking spaces number 1, 2, 3 as indicated on the Site Plan marked as Exhibit “A”

“Broker”	OM Ventures Realty, LLC (see Section 34)

The terms and definitions set out in this Summary of Key Terms and Definitions are referred to and hereby incorporated into this Lease and shall have the meanings set forth above unless otherwise expressly limited or modified by the text of this Lease.  This Lease consists of a total of 8 printed pages, plus a Site Plan marked as Exhibit “A,” Work Letter Agreement marked as Exhibit “B,” a Floor Plan marked as Exhibit “C” and the Project Rules and Regulations marked as Exhibit “D.”

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W I T N E S S E T H

Landlord in consideration of the rentals herein reserved and the covenants and conditions herein undertaken by or imposed upon Tenant, hereby leases, lets, and demises to Tenant, and Tenant hereby leases and hires from Landlord the Premises for the Lease Term commencing on the Commencement Date and ending at midnight on the last day of the Lease Term (“Expiration Date”).  Tenant shall also have the right, in common with all other tenants and occupants of the Project, to the non-exclusive use of the common areas located within the Project and the appurtenant parking areas, walkways and sidewalks subject to the terms hereof.

Upon initial occupancy of the Premises, Tenant shall execute Landlord’s standard Confirmation of Commencement Date and Acceptance of Premises letter (“Acceptance Letter”).  Such Acceptance Letter shall confirm the Commencement Date and Expiration Date of the Lease, shall indicate that Tenant has accepted the Premises, and shall indicate any agreed upon punchlist items which Landlord is required to perform based upon the Work Letter Agreement attached as Exhibit “B.”  Tenant’s failure or refusal to execute the Acceptance Letter shall have no effect on the other contents of this Lease, such contemplated execution to be merely for clarification purposes.  By occupying the Premises, Tenant shall be conclusively deemed, in any event, to have accepted the Premises in their entirety.  Tenant hereby expressly acknowledges and agrees that Tenant’s Pro Rata Share may change from time to time upon a change in the total rentable square feet of space contained when the Project occasioned by any additions or subtractions made to the Project by Landlord.  Any such change in Tenant’s Pro Rata Share shall be effective immediately upon Tenant’s receipt of notice from Landlord as to such change.

1.           Rent.  Tenant covenants and agrees to pay to Landlord at Landlord’s Address, or at such other addresses and to such other persons as Landlord may from time-to-time designate to Tenant in writing, the Base Monthly Rent.  All installments of Rent, plus any other charges that may be due, are due and payable in advance, without demand, abatement reduction, recoupment, setoff or deduction, on the first day of each and every calendar month during the Lease Term commencing on the Commencement Date.  If the Commencement Date occurs on a date other than the first day of a calendar month, or if the Expiration Date occurs on a date other than the last day of a calendar month, then the Base Monthly Rent of such fractional month shall be prorated on a daily basis based upon a 30-day calendar month.  Any payment of Base Monthly Rent or other charges or other sums due Landlord hereunder (“Additional Rent”) (the Base Monthly Rent and Additional Rent being collectively referred to as the “Rent”) that is not received by Landlord on or before the date that is three (3) days after the same is due and payable shall (i) be subject to a five present (5%) late payment fee to offset Landlord’s expense,

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delay and inconvenience in handling the late payment, or $50.00, whichever is greater, and (ii) bear interest from the date when due until paid at the lesser of eighteen percent (18%) per annum or the maximum lawful rate of interest.  Such late payment fee and interest shall be due with the payment to which they relate.  Tenant agrees to pay Landlord a $50 fee for each check returned for insufficient funds and a $50 processing fee for each notice that Landlord sends to Tenant concerning delinquent rent or other violation of this Lease.

2.           Operating Expenses, Insurance Expense, Tax Expense & Other Additional Rent.  Tenant shall not be responsible for the cost of increases in operating expenses.

3.           Security, Prepaid Rent.

a.           Landlord hereby acknowledges receipt from Tenant of the Security Deposit, which shall be held by Landlord throughout the Lease Term as security for Tenant’s performance of each and every covenant contained herein on the part of Tenant to be performed and may commingle such Security Deposit with Landlord’s other funds.  Upon Tenant’s breach of any term or provision of this Lease, Landlord may apply the same against any installment of Rent then due to cure any such breach, or against any of Landlord’s damages, and Landlord shall not thereby waive any right or remedy available to Landlord under this Lease or by law with respect to such breach.  In the event Landlord applies the Security Deposit to remedy a default, Tenant shall promptly without delay replace said amount so Landlord then holds the amount in the Summary of Key Terms and Definitions.  In all other events, said sum shall be returned to Tenant, without interest, within thirty (30) days following the expiration of the Lease Term unless the security deposit is held pending Landlord’s completion of repairs required to be made to the Premises.

b.           Landlord hereby acknowledges receipt from Tenant of the First Month’s Base Rent as noted in the Summary of Key Terms and Definitions.

4.           Signs.  Tenant shall not erect, install, maintain or display any signs, lettering, awnings, canopies or advertising on the interior or exterior of the Premises or the Project without the prior written consent of Landlord, which content may be withheld or denied by Landlord in its sole and absolute discretion.  In the event such consent of Landlord is obtained, Tenant, at its sole cost and expense, shall provide and maintain all signage, vinyl lettering and the like in good condition and repair at all times during the Lease Term.  Landlord will provide building standard exterior suite sign at Tenant’s cost.  Upon the termination of this Lease, Tenant shall remove all signs, lettering, awnings and canopies and repair any and all damage caused by such removal. Tenant shall be responsible for ensuring that all signs, lettering, awnings, canopies or advertising erected

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or installed by Tenant comply with all applicable Laws.  Tenant shall be allowed the following signs:  Building directory signs on exterior door.

5.           Liens Prohibited.  Tenant shall not permit any liens to attach to any interest in the Premises or the Project for labor services or materials furnished thereto pursuant to a contract with or benefiting Tenant; and, in the event such liens do attach Tenant agrees to pay and discharge the same forthwith.  Landlord may pay any charges, on behalf of Tenant, that are threatened to be recorded as a lien.  All such charges paid by Landlord will be billed to Tenant as Additional Rent.  Without limitation of the foregoing, Landlord may transfer such lien to a bond posted by Landlord pursuant to the provisions of Chapter 713, Florida Statutes, and recover from Tenant all costs of such bond, as well as all charges related thereto.  LANDLORD HEREBY NOTIFIES ALL PERSONS AND ENTITIES THAT ANY LIENS CLAIMED BY ANY PARTY AS THE RESULT OF IMPROVING THE PREMISES OR THE PROJECT PURSUANT TO A CONTRACT WITH, BENEFITING, OR AT THE DIRECTION OF TENANT, OR WITH ANY PERSON OTHER THAN LANDLORD, SHALL EXTEND TO, AND ONLY TO THE RIGHT, TITLE AND INTEREST IN AND TO THE PREMISES OR THE PROJECT, IF ANY, OF THE PERSON CONTRACTING FOR SUCH IMPROVEMENTS.  THIS SECTION SHALL BE CONSTRUED SO AS TO PROHIBIT, IN ACCORDANCE WITH THE PROVISIONS OF CHAPTER 713, FLORIDA STATUTES, THE INTEREST OF LANDLORD IN THE PREMISES OR THE PROJECT BEING SUBJECT TO ANY LIEN FOR ANY IMPROVEMENTS MADE BY TENANT OR ANY OTHER PERSON ON THE PREMISES OR THE PROJECT.

Utilities Services.  The Premises are separately metered for electricity.  As such, Tenant, at its sole cost and expense, shall pay to the electric company prior to delinquency all charges for electrical service to the Premises.  As long as the Tenant is not in default under the Lease, Landlord shall be responsible at all times during the Lease Term for furnishing the Premises with sewer and water to the Premises if applicable, as well as provide customary janitorial service to the Premises according to Project standards, other than on Holidays, for Project-standard installations.  All such cleaning will be done between 6:00p.m. and 8:00a.m.  Landlord is not responsible for cleaning food preparation/kitchen areas, training areas, or data processing areas.  Landlord shall provide HVAC services to the Premises during Normal Business Hours.  HVAC usage outside of Normal Business Hours will be billed to Tenant as additional rent at the then current rate charged by Landlord.  All services, as indicated above in this paragraph, shall be rendered only if Tenant is not in default under this Lease.

6.           Repairs.  Landlord, at Landlord’s sole cost and expense, shall maintain in good order and repair throughout the Lease Term the exterior grounds, the landscaping,

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the exterior walls and roof of the Premises, the common areas of the Project, the thermostat and HVAC system, the HVAC filters, and the parking areas, unless any such repairs are necessitated by the negligence or misconduct of Tenant, its agents, employees, contractors, consultants, licensees or invitees, in which event Tenant shall be responsible for the costs of such repairs.  Landlord shall be responsible for all common area pest control throughout the Project.  Notwithstanding the foregoing, Landlord shall have no obligation to make such repairs nor shall Landlord have any liability for the damages to the property of, or personal injury to the Tenant, its invitees, employees, contractors, consultants, agents or licensees or to any third party, resulting from the condition of any item described in this Section as being the responsibility of Landlord to repair, until Landlord has actual written notice of the need for such repair.  Tenant shall use Landlord’s online system for work order requests or other system as Landlord may from time to time utilize.

Tenant, at Tenant’s sole cost and expense, shall maintain in good, clean and sanitary condition, order and repair throughout the Lease Term the Premises, including, but not limited to, all doors, interior walls, ceilings, floors, entrance ways, windows, glass surfaces, electrical fixtures and conduits, interior lighting fixtures and bulbs, carpeting, blinds, and draperies and all plumbing, fixtures, systems and facilities located within the Premises, and shall supply all paper and soap for any restroom located within the Premises.  Tenant shall be responsible for all interior pest control throughout the Premises.  Tenant may, at Tenant’s option and expense, periodically engage Landlord to replace lamps, fluorescent tubes and lamp ballasts on a group basis.  Tenant shall pay to Landlord as additional rent the sum of (i) the cost of such replaced items at cost plus applicable sales tax, and (ii) a labor charge of $30.00 per hour (full or partial) with a one hour minimum (the hourly rate will be subject to change from time-to-time as Landlord deems necessary).  Tenant also agrees that it shall not exceed its pro-rata share of amperage allotted to the building in which the Premises are located and the entire Property.  Tenant at all times shall maintain the interior of the Premises as a clean, sanitary and orderly condition and free from accumulations of trash or rubbish.  If Tenant neglects or refuses promptly to make any repairs or perform any maintenance required by this Section, Landlord may perform the same on Tenant’s behalf, and Tenant shall reimburse Landlord for all costs and expenses incurred, together with interest thereon at the highest rate permitted by law until paid, upon demand.  Reasonable wear and tear and casualty damage (other than casualty damage caused in whole or in part by Tenant, its agents, employees, contractors, consultants, licensees or invitees) are excepted from the provisions of this Section.

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7.           Insurance.

Tenant, at its sole cost and expense, shall maintain in force a comprehensive liability policy or policies of insurance written by a good and solvent insurance company in the amount of One Million Dollars ($1,000,000) combined single limit, insuring Landlord, its agents, lenders or Landlord’s designated entities, and Tenant against any liability whatsoever occasioned by accident on or about the Premises, or any appurtenances thereto.  Such insurance shall be on a per occurrence basis and endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Landlord, and shall contain a severability of interest clause.  All insurance policies shall provide that they shall not be canceled or materially changed without at least providing 30 days’ prior written notice to Landlord.  All insurance policies (excluding workers’ compensation insurance) shall name Landlord, its agents, lenders or Landlord’s designated entities as additional insureds.  Tenant shall provide Landlord with satisfactory evidence of insurance, concurrently with the execution of this Lease, upon Landlord’s demand thereafter from time to time, and upon such renewal thereafter, demonstrating that the required coverages are in full force and effect.  Tenant shall renew the insurance policy not less than thirty (30) days prior to the expiration date thereof.  In addition, Tenant will maintain all insurance required by law.

8.           Waiver of Subrogation.  To the extent not prohibited by or violative of any policy of insurance issued to Landlord or to Tenant, each of Landlord and Tenant, and all those claiming by, through and under Landlord and Tenant (a “Waiving Party”), hereby waive any and all rights to recover against the other party, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of the other party, for any loss or damage to the Waiving Party, that arise from any cause covered by any insurance required to be carried by the Waiving Party pursuant to this Lease and any other insurance actually carried by the Waiving Party.  The effect of such release is not limited to the amount of insurance actually carried or required to be carried, to the actual proceeds received after a loss, or to any deductibles applicable thereto.  Either party’s failure to carry the required insurance shall not invalidate this waiver.  Each policy of insurance required to be maintained hereunder shall (i) contain (by endorsement if necessary) a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be, or (ii) include the name of Landlord or Tenant, as the case may be, as an additional insured.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

9.           Substitute Space.  Landlord may not relocate Tenant without written approval from Tenant.

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10.           Indemnity.  Tenant hereby releases Landlord from, and agrees to defend, indemnify and hold Landlord harmless from and against, any and all losses, damages, claims or expenses, including reasonable attorneys’ fees, arising from Tenant’s lease, use or occupancy of the Premises, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant, its agents, employees, contractors, consultants, licensees or invitees, in or about the Premises or the Project, or elsewhere, or from any negligence of Tenant, its agents, contractors, employees, consultants, licensees or invitees.  Without limiting the foregoing, Landlord shall not be liable to Tenant, or any employee, agent, contractor, consultant, licensee or invitee of Tenant, or to the general public, for any injury or damage to person or property for any reason whatsoever, including, without limitation, Landlord’s own negligence, unless Landlord’s gross negligence or willful misconduct is the exclusive cause of such loss or injury and with respect to injury or damage caused by any defect in the Premises or the Project until Landlord shall have received written notice of the existence of the same and shall have had a reasonable time in which to correct the same.

11.           Use.  Tenant hereby covenants and agrees to use all of the Premises continuously for Tenant’s Permitted Use and shall not use the Premises for any other use or purpose whatsoever without Landlord’s prior written consent, which consent may be withheld or denied in Landlord’s sole and absolute discretion.  Tenant shall conduct its business at all times in a high-class and reputable manner.  Tenant additionally covenants to not perform, or permit its agents, employees, contractors, consultants, licensees or invitees to perform, any act in the Premises prohibited by law nor omit to perform any act required by law in connection with the use of the Premises, including all building, housing, fire and health codes and regulations, not to use or maintain the Premises or the Project areas in such a manner as to constitute an actionable nuisance to Landlord or any third party, and not to commit or permit waste of the Premises or the Project.  Tenant shall not use or do anything in or about the Premises or the Project that will increase the insurance rates with respect to the Premises or the Project.  Tenant agrees to pay to Landlord as Additional Rent any increase in premiums for any insurance carried by Landlord on the Premises or the Project resulting from the business carried on in the Premises by Tenant or the manner in which Tenant carries on such business.

12.           Surrender of Premises.  Upon the termination of this Lease, Tenant shall surrender the Premises in a broom clean condition and in as good a condition as exists on the date hereof excepting only reasonable wear and tear and casualty damage (other than casualty damage caused in whole or in part by Tenant, its agents, contractors, employees, consultants, licensees or invitees).  Landlord will conduct a walk-through inspection with Tenant upon the Tenant’s surrender of the Premises to confirm conditions, and any cost deemed necessary to repair or return the Premises to an acceptable condition to Landlord will be deducted from the Security Deposit.  Should the Security Deposit not be adequate

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to compensate for the cost of repairs, an invoice will be sent to Tenant’s forwarding address, which will be payable within 10 days after mailing.

13.           Compliance with Laws and Regulations, Project Rules and Regulations.  Tenant, at its sole cost and expense, shall comply with all statutes, laws, ordinances, codes, rules, regulations, orders or other governmental decrees or regulations hereafter promulgated or any interpretation hereafter rendered (“Law”) now or hereafter in effect pertaining to the Premises or Tenant’s use of occupancy thereof, including, but not limited to, securing all appropriate business licenses, licenses for burglar alarms, occupational licenses, and annual certification of all fire extinguishers servicing the Premises.  Tenant hereby covenants and agrees at all times during the Lease Term to comply with all reasonable rules and regulations that Landlord may from time to time adopt for the protection of Landlord and other tenants of the Project.  The initial rules and regulations are set forth on Exhibit “D” attached hereto.  Furthermore, Tenant shall insure that the location of office desks and equipment within the Premises comply with the American with Disabilities Act of 1990 as amended.

14.           Entry by Tenant.  Tenant shall not be permitted entry to the Premises prior to the Lease Commencement Date unless accompanied by a representative of Landlord.  Tenant agrees to permit Landlord and Landlord’s agents entry to the Premises during Normal Business Hours or at such other mutually acceptable time upon 24 hours’ prior notice to Tenant for the purpose of inspecting the Premises, preventing waste thereto, making such repairs or performing such maintenance as Landlord may deem necessary, showing the Premises to prospective purchasers, prospective tenants and mortgage lenders, or discharging any duty imposed upon Landlord by this Lease or by law; provided, however, the same does not unreasonably interfere with Tenant’s use of the Premises.  Notwithstanding the foregoing, Landlord may access the Premises at any time and without Tenant’s approval in the event of an emergency.

15.           Entry by Landlord.  Landlord, its agents, contractors, employees, consultants, licensees or invitees shall have the right to enter the Premises at all times to examine the same and to show them to prospective mortgages, purchasers or lessees of the Premises and to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Property and Landlord shall be allowed to take all material into and upon said Premises that may be required thereof without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise.  If, during the last month of the Lease Term, Tenant shall have removed all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent or

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incurring liability to Tenant for any compensation and such acts shall have no effect on this Lease.

16.           Subordination, Estoppel Certificates.  Tenant agrees that this Lease is and at all times shall be subject and subordinate to the lien of any mortgage now or hereafter encumbering the Premises or the Project and Tenant agrees from time-to-time to execute, acknowledge and deliver any instrument of subordination required or requested by any such mortgage lender and a signed writing acknowledging the status of this Lease.  Upon the transfer of any or all of Landlord’s interest in this Lease or the Premises, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or as security for performance of an obligation, Tenant agrees to promptly execute, acknowledge and deliver to such transferee, upon request, a signed writing acknowledging the status of this Lease, and all instruments of attornment required by such transferee.  Upon the absolute transfer of the reversion to any party assuming Landlord’s obligations hereunder, the person or entity executing this Lease as Landlord shall thereupon be relieved of any and all further obligations to Tenant hereunder.  Tenant hereby appoints Landlord as Tenant’s attorney-in-fact for purposes of executing on Tenant’s behalf any such instrument of subordination and any such signed writing acknowledging the status of this Lease if Tenant fails to do so within five (5) business days after Landlord’s request therefor.  Such appointment is coupled with an interest and is irrevocable.

17.           Assignment, Subletting and Pledging.  Tenant shall not, without Landlord’s prior written consent, which consent is subject to Landlord’s sole and absolute discretion, (i) assign this Lease, or any right or privilege granted hereunder, (ii) sublet all or any portion of the Premises, or (iii) mortgage, hypothecate or otherwise pledge this Lease or the leasehold estate created hereby as collateral or security for a monetary or other obligation.  Any (i) transfer of any of Tenant’s interest in this Lease or the Premises by operation of law, or (ii) change in the ownership structure of Tenant (such as the transfer or issuance of stock, membership interests, partnership interests, etc.) that results in a change in the voting control of Tenant, regardless of whether either of the foregoing is characterized as voluntary or involuntary, shall be construed as an “assignment” prohibited by this Section.  All assignment requests must be submitted in writing to Landlord and accompanied by a $500 non-refundable Legal Review fee.  The consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights pertaining to any subsequent assignments or sublettings.  Notwithstanding any approved assignment or subletting, Tenant shall remain fully responsible and liable for the payment of the rental and other charges herein specified and for compliance with all other obligations of Tenant under the Lease.

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18.           Casualty.  In the event that the Premises shall be totally destroyed or shall be damaged by fire or other casualty to the extent that the same shall not be reasonably tenantable by Tenant, either party, may elect to cancel this Lease as of the time of the damage to, or destruction of, the Premises, whereupon Tenant shall be relieved from the payment of any rental accruing thereafter.  In the event that the Premises shall be partially destroyed or damaged by fire or other casualty to the extent that the same shall be reasonably tenantable by Tenant as mutually agreed to by the Parties, or if the Premises are totally destroyed and Landlord does not elect to cancel this Lease pursuant to the preceding sentence, then Landlord shall restore the Premises by repairs or reconstruction, in which event the amount of rental payable hereunder shall be abated for the period of Landlord’s repairs in proportion to the amount of the Premises which shall be untenantable by Tenant, unless such fire or other casualty was caused in whole or in part by Tenant, its agents, employees, contractors, consultants, licensees or invitees, in which event Tenant shall be obligated to continue paying rental accruing thereafter.  As used herein, the term “casualty” means fire, hurricane, flood, tornado, rain, wind, sinkhole or other act of God, regardless of whether the same reasonably could be foreseen; riot, civil commotion or other acts of a public enemy, war, terrorism and theft, vandalism or other criminal or tortious acts of third parties.  Repairs or reconstruction by Landlord shall be completed in a commercially reasonably period.  In the event that the Premises shall be rendered wholly untenantable by fire or other casualty, the Landlord shall be entitled to the proceeds of all applicable insurance maintained by Landlord, and may, at its option, (a) terminate this Lease by giving Tenant written notice thereof within thirty (30) days from the date of said damage or destruction, or (b) repair or replace the Premises to substantially the same condition as prior to the damage or destruction.  If the Landlord fails to commence to repair the damage or destruction within forty-five (45) days from the date of such damage or destruction, or if the Premises shall not have been substantially replaced or repaired within one hundred eighty (180) days after the date of such damage or destruction.  Tenant may at its option, terminate this Lease by giving written notice to Landlord within fifteen (15) days after Landlord’s failure to commence or substantially complete said repairs within the applicable time period.  The rent herein required to be paid shall abate during the period of such untenantability.

If the Premises shall be damaged in part by fire or other casualty, but still remain partially tenantable, Landlord shall repair the Premises to substantially the same condition as prior to the damage.  Landlord shall commence repair of the damage or destruction within ninety (90) days from the date of occurrence.  During the period of such repairs and restorations, this Lease shall continue in full force and effect, and Tenant shall be required to pay the rent herein reserved, abated by the percentage of area of the Leased Premises destroyed as compared to the total area of the Leased Premises.

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In the event that any damage or destruction occurs during the last twelve (12) months of the Lease Term or the renewal term, if any, to the extent of fifty percent (50%) or more of the insurable value of the Premises, Landlord may elect to terminate this Lease by giving notice of such election to Tenant within thirty (30) days after such damage or destruction.  In such event, Landlord shall receive the proceeds of the Landlord’s insurance policies without obligation to rebuild or restore the Premises, and Tenant shall execute any waiver which may be required of it by any insurer or Landlord.

19.           Condemnation.  If any portion (but not the whole) of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the Premises are no longer reasonably tenantable, then Landlord shall have the option of (i) canceling this Lease, and rent shall be accounted for between Landlord and Tenant as of the date of taking, or (ii) continuing with the Lease, in which event (a) the amount of rental payable hereunder shall be abated in proportion to the amount of the Premises taken in relation to the Premises as they existed prior to such taking, and (b) Landlord shall restore the Premises (exclusive of Tenant’s fixtures, equipment, signs, tenant improvements and any items installed in or affixed to the Premises by Tenant, which shall be promptly repaired, replaced or restored by Tenant, at Tenant’s sole cost and expense) by repairs or reconstruction to the extent of any condemnation proceeds attributable to only the improvements available to Landlord to make such repairs and reconstruction.  In the event the entire Premises is so taken, then Landlord may elect to relocate Tenant subject to Section 10 or terminate this Lease, in which event the rent will be apportioned through the date of such taking.  In the event of a taking, Landlord shall be entitled to all compensation to be paid by the condemning authority, except that Tenant may pursue any claim against the condemning authority that Tenant may independently have for business interruption or moving expenses.

20.           Parking.  Tenant shall have the right to the Parking Spaces for the non-exclusive use of Tenant and its employees, invitees and guests.  Landlord grants to Tenant the exclusive right to use 3 covered parking spaces, number 1, 2, 3 as indicated on the Site Plan marked as Exhibit “A.”

21.           Holding Over.  Should Tenant hold over in possession after the expiration or termination of this Lease without Landlord’s written permission, such continued possession shall not be construed as a renewal of this Lease, but shall be construed as a tenancy at sufferance at a daily rental rate equal to twice the daily rate of the Base Monthly Rent of the term of this Lease and otherwise subject to all of the terms and provisions hereof.  Furthermore, Landlord shall have all remedies available to it at law in equity.

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22.           Default.  Tenant shall be deemed in default of its obligations under this Lease upon the occurrence of any of the following:  (i) Tenant’s default in payment of any Base Monthly Rent, Additional Rent, or other sums hereunder on or before the date that is three (3) days after the same is due and payable; (ii) Tenant’s continued default in performance of any other covenant, promise or obligation under this Lease for a period of more than ten (10) days after delivery of written notice of such default to Tenant (unless the default is of such a nature that it cannot reasonably, without regard to Tenant’s financial condition be cured within said 10 days and Tenant reasonably, immediately and continuously prosecutes to completion such cure; (iii) Tenant’s failure to pay any installment of Base Monthly Rent, Additional Rent, or other sums due hereunder on or before the date when due on more than two (2) occasions during any twelve (12) month period; (iv) the bankruptcy of, or appointment of a receiver or trustee for, Tenant; (v) Tenant’s voluntarily petitioning for relief under or otherwise seeking the benefit of, any bankruptcy, reorganization or insolvency law; (vi) the sale of Tenant’s interest under this Lease by execution or other legal process; (vii) Tenant’s abandonment or vacation of the Premises during the Lease Term (Tenant’s non-occupation of the Premises for a period of fifteen (15) days shall be conclusively deemed an abandonment); (viii) Tenant ceasing its business operations on the Premises; (ix) any unauthorized assignment or subletting by Tenant; and (x) Tenant’s failure to take occupancy of the Premises when same is tendered by Landlord and Tenant.

23.           Landlord’s Remedies.  Upon Tenant’s uncured default hereunder, Landlord may exercise any one or all of the following options: (i) terminate Tenant’s right to possession of the Premises under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord’s sole discretion, deem best under the circumstances for the purpose of reducing Tenant’s liability, and Landlord shall not be deemed to have thereby accepted a surrender of the Premises or the leasehold estate created hereby, and Tenant shall remain liable for all Base Monthly Rent, Additional Rent, and other sums due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease, (ii) Terminate this Lease and reenter upon and taken possession of the Premises with written notice to Tenant, whereupon the term hereby granted and all right, title and interest of Tenant in the Premises shall terminate, and such termination shall be without prejudice to Landlord’s right to collect from Tenant any Base Monthly Rent, Additional Rent or other sums that have accrued prior to such termination, together with all damages suffered by Landlord because of Tenant’s breach of any covenant contained in this Lease, and (iii) declare the entire remaining unpaid Rent for the term of this Lease then in effect to be immediately due and payable, and, at Landlord’s option, take immediate action to recover and collect the same by any available procedure.  At any time during any such repossession or reletting by Landlord, Landlord may, by delivering written notice to

Landlord	Tenant
Initials	Initials

Tenant, elect to exercise its option under item (ii) of the preceding sentence to accept a surrender of the Premises and the leasehold estate created hereby, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of Landlord.  The remedies provided in this Section shall be cumulative to those provided elsewhere herein or by law.

24.           Non-Waiver of Subsequent Defaults.  Any failure of Landlord to enforce any provision of this Lease, or to demand strict compliance therewith, upon any default by Tenant shall not be construed as modifying the terms of this Lease or as a waiver of Landlord’s right to terminate this Lease as herein provided or otherwise to enforce the provisions hereof upon any subsequent default by Tenant, unless such modification or waiver is in writing, signed by Landlord.

25.           Attorneys’ Fees.  If either Landlord or Tenant or their successors and assigns shall commence any legal proceeding against the other with respect to the enforcement or interpretation of any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other expenses incurred by said other party in the litigation, including reasonable attorneys’ and paralegals’ fees and costs as may be fixed by the court having jurisdiction over the matter, including attorneys’ fees in appellate and bankruptcy court proceedings.

26.           Alterations and Improvements.  Other than the alterations and improvements, if any, described in the Work Letter Agreement attached hereto as Exhibit “B,” Tenant accepts the Premises in their “as is” condition.  Tenant agrees to make no alterations, additions or improvements to the Premises without Landlord’s prior written consent, which consent will not be unreasonably withheld or denied by Landlord, and all such additions, alterations and improvements shall be at Tenant’s sole cost and expense.  Landlord, at its sole option, may require Tenant, at Tenant’s expense, to remove any or all of such additions, alterations or improvements and restore the Premises to the same condition as exists on the date hereof, reasonable wear and tear excepted.  Notwithstanding anything contained in this Section to the contrary, Tenant shall comply with the NEC (National Electric Code) and/or all codes in effect in the State of Florida and the County of Hillsborough regarding all low voltage wiring including wiring for phone lines, computer networking, burglar and fire alarms and the like.  Tenant agrees to abide by any other laws and codes as may be enforced from time to time.  In addition, upon vacating the Premises, Tenant, at its sole cost and expense, shall remove all low-voltage wiring installed as part of its tenancy, including making necessary patches in walls and/or ceiling _______ areas as required.

27.           Notices.  Any notice or demand required under this Lease shall be in writing and shall be deemed to have been delivered when (i) personally delivered to the

Landlord	Tenant
Initials	Initials

recipient (either by courier or nationally recognized overnight delivery service) or (ii) mailed by registered or certified mail, and addressed to Landlord and Tenant at their respective addresses set forth in the Summary of Key Terms and Definitions.  Such addresses may be changed by written notice as provided in this Section.

28.           Miscellaneous.  This Lease constitutes a complete and total integration of the agreement of the parties, and all antecedent agreements, promises, representations and affirmations, whether written or oral, are merged herein and superseded hereby.  No oral promises, representations or affirmations made contemporaneously with the execution of this Lease shall operate to modify, enlarge or contradict its express terms.  This Lease may be modified by the subsequent agreement of the parties, but no such modification shall be operative unless contained in a writing signed by Landlord and Tenant.  The covenants contained herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors and permitted assigns of the parties hereto, jointly and severally.  Unless the context requires otherwise, the singular shall be construed to include the plural and vice versa.  The paragraph headings used herein are for indexing purposes only and are not to be used in interpreting or construing the terms of this Lease.  If any provision of this Lease or application thereof to any person or circumstances shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.  This Lease is the result of negotiations between Landlord and Tenant and theretofore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

29.           No Joint Venture.  Landlord shall in no event be construed to be a partner or joint venturer of Tenant or any permitted assignee or sublessee, and Landlord shall not be responsible for any of Tenant’s debts or liabilities or the debts or liabilities of any permitted assignee or subtenant.

30.           Landlord’s Liability.

This Lease shall be non-recourse to Landlord, and Tenant shall look only to Landlord’s equity in the Premises in the event of any damages or claims which Tenant may assert against Landlord arising out of or in connection with this Lease.

31.           Force Majeure.  If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated to perform

Landlord	Tenant
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(financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be correspondingly extended.

32.           Time.  Time is of the essence of this Lease and each and every provision hereof.  The “Effective Date” of this Lease shall be the date the last of Landlord and Tenant has executed this Lease as evidenced by the date below their respective signatures.

33.           Brokers’ Commissions.  Landlord and Tenant hereby represent and warrant to each other that no real estate agent, broker or finder was consulted, contacted or involved in connection with or in bringing about this transaction other than the Broker, who shall be paid a commission by Landlord under a separate agreement.  Each party hereby agrees to defend, indemnify and hold the other harmless of and from any and all liabilities and/or liens arising out of a breach of the foregoing representation and warranty by the defaulting party.

34.           Florida Law.  This Lease shall be given effect, and shall be constructed and construed by application of the laws of Florida.  The parties agree that venue for any action arising under or as a result or in connection with this Lease shall be proper in Hillsborough County, Florida.

35.           Statutory Radon Gas Notice.  The following notice is required by Florida law with respect to all real property leases:  “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.”

36.           Hazardous Substances.  Tenant covenants to not use the Premises for the use, storage or transportation of Hazardous Substances other than those (i) reasonably necessary for the conduct of Tenant’s permitted use of the Premises and (ii) used, stored and transported by Tenant in compliance with all Environmental Laws.  Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Premises of any Hazardous Substance from and after the date hereof (including, without limitation, any losses, liabilities, including strict

Landlord	Tenant
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liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of investigation of the environmental condition of the Premises or any portion of the Project and any feasibility studies or reports, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local “Superfund” or “Superlien” laws, statutes, law ordinance code, rule, regulation, order or decree regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance [an “Environmental Law”]), regardless of whether within the control of Landlord.  For purposes of this Section, “Hazardous Substances” shall mean and include biological waste and materials and those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (“EPA”) and the list of toxic pollutants designated by the United States Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.  In addition, Hazardous Waste shall include any infectious waste or any materials which cause a nuisance upon or waste to the Premises or Project.  If Tenant receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance on the Premises or in connection with Tenant’s operations thereon or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Tenant from any person or entity (including without limitation the EPA) then Tenant shall immediately notify Landlord orally and in writing of said notice.

37.           Rent a Separate Covenant.  Tenant shall not for any reason withhold or reduce Tenant’s required payments of rent and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant’s obligations.  In this regard it is specifically understood and agreed that in the event Landlord commences any proceeding against Tenant for non-payment of rent or any other such sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings (except as required by Florida law), and in the event that Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

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38.           Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord but not otherwise, subject to the terms and conditions of this Lease.

39.           WAIVER OF JURY TRIAL.  LANDLORD AND TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR TENANT’S USE AND OCCUPANCY OF THE PREMISES.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the Effective Date.

“TENANT”	Signed, sealed and delivered in our presence as witnesses to Tenant Witness 1 for Tenant
Tenant Name Health Plan Intermediaries, LLC
Business Type Insurance Administrator State of Organization________FL_____________	Signature_________________________ Print Name______________________ Witness 2 for Tenant
Signature_________________________ Print Name______________________ Title__________________________ Date__________________________	Signature_________________________ Print Name______________________

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“LANDLORD” Magdalene Center of Tampa, LLC a Florida Limited Liability Company		Signed, sealed and delivered in our presences as witnesses to Landlord Witness 1 for Landlord
By	Magdalene Investor Group, LLC a Florida Limited Liability Company	Signature______________________ Print Name_____________________
Witness 2 For Landlord
By Date	_____________________________ its Manager _____________________________	Signature______________________ Print Name_____________________

Landlord	Tenant
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EXHIBIT “A” TO LEASE

SITE PLAN OF PROJECT

Exhibit “A” to Lease – Site Plan of Project	Landlord	Tenant
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EXHIBIT “B” TO LEASE

WORK LETTER AGREEMENT

Landlord, at Landlord’s expense, shall re-balance air distribution on 2 A/C units and re-attach supply vents

Exhibit “B” to Lease – Work Letter Agreement	Landlord	Tenant
	Initials	Initials

EXHIBIT “C” TO LEASE

Floor Plan

Exhibit “C” to Lease – Floor Plan	Landlord	Tenant
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EXHIBIT “D” TO LEASE

MAGDALENE CENTER
PROJECT RULES & REGULATIONS
REVISED:  9/20/05

Landlord has adopted the following Project Rules and Regulations for Magdalene Center (the “Project”), for the care, protection and benefit of your leased suite (the “Premises”), and for the general comfort and welfare of all tenants.  These Rules and Regulations apply to Tenant, and/or any of Tenant’s officers, employees, agents, patrons, customers, licensees, visitors, or invitees (hereafter referred to as “Tenant & Guests”) and are subject to amendment by the Landlord from time to time.  It is the express obligation of Tenant to inform in a timely manner each of its employees, agents, invitees, or guests of the rules and regulations of the Project and to cause such parties to comply therewith.

1.
Smoking is not permitted in the Premises, any of the office suites, interior or exterior bathrooms, parking area, exterior corridors, walkways or anywhere else on or about the site other than in the designated smoking areas.  Tenant shall not permit its employees, invitees or guests to loiter or smoke in the Premises or the lobbies, passages, corridors, rest rooms, common walkways, parking lot, entrances or any other area within the Premises or shared in common with other tenants in the Project.  A site plan will be provided denoting the designated smoking areas at the Project.

2.
Tenant & Guests shall not engage in criminal activity, including but not limited to drug-related criminal activity, gang related activity, any act intended to facilitate criminal activity of any kind, on or near the Project or Premises.  “Drug-related criminal activity” means the illegal manufacture, sale, distribution or use of a controlled substance (as defined in Section 102 of the Controlled Substance Act).

3.
Tenant & Guests will not engage in an act of violence or threats of violence, including, but not limited to verbal or physical fights and the unlawful discharge of firearms on or near the Project or Premises.  Tenant & Guests shall not conduct any activity on or about the Premises or Project that will draw pickets, demonstrators, or the like.

4.
Tenant & Guests shall at all times conduct themselves in a professional businesslike manner and will not engage in loud or profane discussions, arguments, phone calls and/or cellular phone calls in or about the Premises or common areas of the Project that disturb the quiet enjoyment of Tenant & Guests, neighboring tenants and their guests, invitees, customers and employees, the Landlord and its employees, agents, guests or invitees and management, maintenance, vendors or cleaning personnel employed by the Project.

Exhibit “D” to Lease – Rules and Regulations	Landlord	Tenant
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5.
Tenant & Guests shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Project or otherwise interfere in any way with other tenants or persons having business with them.  No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its Premises without Landlord’s prior written consent, nor shall any tenant use or keep in the Project any flammable or explosive fluid or substance, building gasoline, kerosene oil, acids, caustics (other than typical office supplies (e.g., photocopier toner) used in compliance with all Laws), or any explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

6.
Tenant & Guests shall not do anything or permit anything to be done, in or about the Project or bring or keep anything therein that will in any way increase the possibility of fire or other casualty, or obstruct or interfere with the rights of or otherwise injure or annoy other Tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority.  Tenant shall not use any electrical space heaters within the Premises.

7.
Tenants are responsible for all deliveries to their Premises and must insure that all boxes, wooden pallets, plastic carriers and debris of any sort is properly disposed of and/or removed by their delivery company at their sole cost and expense.  Tenants must make their own arrangements for the proper disposal of construction materials, furniture and fixtures, copy machines, printers, computers, monitors and appliances of any kind.  The trash dumpsters are for garbage and paper goods only.

8.
Tenant & Guests shall cooperate with Landlord and Landlord’s employees and/or the Project’s cleaning and maintenance personnel in keeping its Premises and the common areas of the Project neat and clean.

9.
Landlord will not be responsible for damaged or lost or stolen personal property, fixtures, furniture, equipment, money or jewelry from tenant’s Premises or common areas of the Project regardless of whether such loss occurs when the area is locked against entry or not.

10.
Loitering is strictly prohibited on the Premises.  Sidewalks, doorways, halls, designated smoking locations, parking lot and similar areas shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Project to another part of the Project.

2

Exhibit “D” to Lease – Rules and Regulations	Landlord	Tenant
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11.
Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.  Any violation of this provision which causes a stoppage or damage to any such fixtures or appliances by the Tenant, and/or any of Tenant’s officers, employees, agents, patrons, customers, licensees, visitors or invitees shall be repaired at the sole expense of the Tenant.

12.
Canvassing, soliciting, and peddling in the Project, Premises parking lot or common area grounds is prohibited.  To ensure orderly operation of the Project and compliance with the Landlord’s “No Soliciting” rule, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any Premises except by persons approved by Landlord.  No vending or dispensing machines of any kind other than bottled drinking water may be maintained in any Premises without the prior written permission of Landlord.

13.	Exterior and interior doors, when not in use, shall be kept free from obstructions at all times in accordance with the fire codes.

14.	No tenant may enter into the phone rooms, electrical rooms, mechanical rooms or other service areas of the Project unless accompanied by Landlord or the Property Manager / Maintenance Personnel.

15.
Nothing (including, without limitation, boxes, crates or excess trash) shall be swept into, disposed of, or deposited in the parking lot, exterior walkways, grounds, recreation or lawn areas, entries, passages, doors or hallways.  Exterior doors when not in use, shall be kept closed at all times.

3

Exhibit “D” to Lease – Rules and Regulations	Landlord	Tenant
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